Exhibit 5.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

TORONTO-DOMINION CENTRE P.O. BOX 226 TELEPHONE (415) 504-0520	77 KING STREET WEST, SUITE 3100 TORONTO, ONTARIO M5K 1J3, CANADA FACSIMILE (416) 504-0530	1285 AVENUE OF THE AMERICAS NEW YORK, NY 10019-6064 TELEPHONE (212) 373-3000

UNIT 3601, FORTUNE PLAZA OFFICE TOWER A NO. 7 DONG SANHUAN ZHONGLU CHAO YANG DISTRICT BEIJING 100020 PEOPLE’S REPUBLIC OF CHINA TELEPHONE (86-10) 5828-6300

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WRITER’S DIRECT FACSIMILE 416-504-0530		ALDER CASTLE 10 NOBLE STREET LONDON EC2V 7JU,U.K. TELEPHONE (44 20) 7367 1500

FUKOKU SEIMEI BUILDING 2-2 UCHISAIWAICHO 2-CHOME CHIYODA-KU, TOKYO 100-0011, JAPAN TELEPHONE (81-3) 3597-8101

2001 K STREET, NW WASHINGTON, DC 20006-1047 TELEPHONE (202) 223-7300

500 DELAWARE AVENUE, SUITE 200 POST OFFICE BOX 32 WILMINGTON, DE 19899-0032 TELEPHONE (302) 655-4410

March 7, 2012

Millar Western Forest Products Ltd.

16640 – 111 Avenue

Edmonton, Alberta T5M 2S5

Registration Statement on Form F-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form F-4 (the “Registration Statement”) of Millar Western Forest Products Ltd., an Alberta corporation (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company’s US$210,000,000 aggregate principal amount of 8.5% Senior Notes due 2021 (the “Exchange Notes”).

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

The Exchange Notes are to be offered in exchange for the Company’s outstanding US$210,000,000 aggregate principal amount of 8.5% Senior Notes due 2021 (the “Initial Notes”). The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture (the “Indenture”), dated as of April 7, 2011, among the Company, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as co-trustee.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;

2.	the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.1 to the Registration Statement; and

3.	the Registration Rights Agreement, dated as of April 7, 2011 (the “Registration Rights Agreement”), among the Company and the initial purchasers named therein, included as Exhibit 4.2 to the Registration Statement.

In addition, we have examined such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes will be issued as described in the Registration Statement and (ii) that the Exchange Notes will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added. With regards to certain matters of Alberta and Canadian federal law, we have relied, with the Company’s permission, upon the opinion of Fraser Milner Casgrain LLP, filed as Exhibit 5.2 to the Registration Statement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

The opinion expressed above is limited to the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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